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                                                                    Exhibit 99.1

                   [On the letterhead of Pharmacopeia, Inc.]


FOR IMMEDIATE RELEASE
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CONTACTS:
---------
Sue Rodney                         David Hiatt
Manager, Investor Relations        Chief Financial Officer
Pharmacopeia, Inc.                 Molecular Simulations Inc.
(609) 452-3600                     (619) 597-9747
srodney@pharmacop.com              dhiatt@msi.com


                     PHARMACOPEIA COMPLETES ACQUISITION OF
                          MOLECULAR SIMULATIONS INC.

Princeton, New Jersey, June 12, 1998 Pharmacopeia, Inc. (Nasdaq: PCOP) today announced that it has completed its acquisition of Molecular Simulations Inc.
(MSI). Stockholders of both companies have approved the acquisition and all associated proposals.

Joseph A. Mollica, Chairman, President and CEO of Pharmacopeia says, "We are excited to move forward with the multitude of opportunities this acquisition brings to the combined company. Our technology platform is significantly enhanced by adding MSI's expertise in molecular modeling, simulation, and informatics software. Furthermore, the collection of products and services we can now offer our customer base is broadened with the addition of an established software sales and services business. With more than 500 employees, headquarters in Princeton, NJ and major regional operations in San Diego, CA, Cambridge, England, and Tokyo, Japan, the `new' Pharmacopeia is poised to help its customers improve chemical research and development productivity throughout the world."

Pharmacopeia originally announced its intention to acquire MSI on February 4, 1998. Pharmacopeia has acquired all of the outstanding stock of MSI for approximately 7.1 million newly-issued shares of Pharmacopeia common stock. Pharmacopeia will also convert the outstanding MSI options into Pharmacopeia options, potentially resulting in the net issuance of an additional 1.4 million new Pharmacopeia shares. The transaction has been structured as a tax-free stock-for-stock exchange and will be accounted for as a pooling of interests. The name of the company will remain Pharmacopeia and the stock will continue to trade on the Nasdaq National Market under the symbol "PCOP".

Pharmacopeia is a leader in drug discovery combining three platform technologies: informatics, small molecule combinatorial chemistry, and high-throughput screening. Through its wholly-owned subsidiary, Molecular Simulations Inc. (MSI), Pharmacopeia develops and commercializes molecular modeling, simulation, and informatics software and services. Using ECLiPS/TM/, its proprietary combinatorial chemistry technology, Pharmacopeia has generated more than 3.9


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million diverse, easily identifiable, small molecules. Pharmacopeia tests these molecules using state-of-the-art high-throughput screening. These technologies are integrated to support the following businesses: 1) selling predictive modeling, information management, and structure-based design software to the life and materials science marketplace, 2) licensing collections of compounds to pharmaceutical companies for evaluation in multiple drug discovery programs, 3) identifying and optimizing lead compounds for specific targets provided by customers, and 4) licensing drug development candidates developed in Pharmacopeia's internal drug discovery programs to pharmaceutical companies.

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This press release is available on Pharmacopeia's Website at http://www.pcop.com

Except for the historical information contained herein, this statement may contain projections or other forward-looking statements regarding future events or the future financial performance of the Company. We wish to caution you that such statements are just predictions and that actual events or results may differ materially. We refer you to the documents that the Company files from time to time with the Securities and Exchange Commission, specifically the Company's last filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. These documents contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements.


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